As filed with the Securities and Exchange Commission on November 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia	98-1428279
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Suite 310 – 815 West Hastings Street

Vancouver, British Columbia V6C 1B4

Canada

Telephone: (604) 669-7207

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan

(Full title of the plan)

Registered Agent Solutions, Inc.

1100 H Street NW

Suite 840

Washington, DC 20005

Telephone: (888) 705-7274

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric A. Adams Chief Executive Officer InMed Pharmaceuticals Inc. Suite 310 – 815 West Hastings Street Vancouver, British Columbia V6C 1B4 Canada Telephone: (604) 669-7207	Brian P. Fenske Norton Rose Fulbright US LLP 1301 McKinney, Suite 5100 Houston, Texas 77010 Telephone: (713) 651-5557

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

On November 14, 2022, the board of directors of InMed Pharmaceuticals Inc. (the “Company”), approved the reservation of additional 80,000 shares of common stock, without par value (the “Common Shares”) for allotment under the InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan (the “2017 Stock Option Plan”).

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Company to register the additional Common Shares. These shares are in addition to the 73,766 Common Shares, that may be issued under the 2017 Stock Option Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-253912) filed with the Securities and Exchange Commission (the “Commission”) on March 5, 2021, and Form S-8 (File No. 333-260323) filed with the Commission on October 18, 2021 (collectively, the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Prior Registration Statement is incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Articles (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239319), filed on June 19, 2020).

4.2	InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-253912) filed on March 5, 2021).

4.3	Form of Stock Option Agreement pursuant to InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-253912) filed on March 5, 2021).

4.4	Form of Specific Common Share Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 filed on July 13, 2021).

5.1*	Opinion of Norton Rose Fulbright Canada LLP regarding legality of securities being registered.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Norton Rose Fulbright Canada LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included as part of signature page to this Registration Statement).

107.1*	Calculation of Filing Fee Tables

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, InMed Pharmaceuticals Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on November 14, 2022.

INMED PHARMACEUTICALS INC.

By:	/s/ Eric A. Adams
Eric A. Adams
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of InMed Pharmaceuticals Inc., hereby severally constitute and appoint Eric A. Adams and Brenda Edwards, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on November 14, 2022.

Name	Title

/s/ Eric A. Adams	President, Chief Executive Officer and Director
Eric A. Adams	(principal executive officer)

/s/ Brenda Edwards	Interim Chief Financial Officer
Brenda Edwards	(principal financial officer and principal accounting officer)

/s/ William J. Garner	Director
William J. Garner

/s/ Janet Grove	Director
Janet Grove

/s/ Bryan Baldasare	Director
Bryan Baldasare

/S/ Andrew Hull	Director
Andrew Hull

/s/ Nicole Lemerond	Director
Nicole Lemerond

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of InMed Pharmaceuticals Inc. in the United States on November14, 2022.

By:	/s/ Andrew Hull
Andrew Hull

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